SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2011

Neffs Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-32605	23-2400383
(State or other jurisdiction of incorporation )	(Commission File No.)	(IRS Employer Identification No.)

5629 Route 873, P.O. Box 10, Neffs, Pennsylvania	18065-0010
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:     (610) 787-3875
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This current report contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect” and words of similar meaning. These forward-looking statements include, but are not limited to, statements regarding the date of the 2011 annual meeting of shareholders of Neffs Bancorp, Inc. (the “Registrant”) and the matters to be considered at the annual meeting.

These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to strategic objectives, anticipated financial results, future business prospects and decisions that are subject to change.

Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements.

Item 8.01            Other Events

The 2011 annual meeting of shareholders of the Registrant is expected to be held July 12, 2011.  It is anticipated that, at the annual meeting, shareholders will consider a previously announced merger transaction that will enable the Registrant to deregister the Registrant’s common stock under the Securities Exchange Act of 1934, as amended, a related amendment to the Registrant’s Articles of Incorporation to authorize preferred stock, the election of directors, the ratification of the appointment of the independent registered public accounting firm and the adjournment of the annual meeting, if necessary to solicit additional votes with respect to the merger transaction.

Item 9.01.            Financial Statements and Exhibits

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEFFS BANCORP, INC.

	By:	/s/John J. Remaley
	Name:	John J. Remaley
DATE: May 26, 2011	Title:	President and Chief Executive Officer